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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

OSHKOSH B’GOSH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☑ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

OSHKOSH B’GOSH, INC.
112 Otter Avenue
Oshkosh, Wisconsin 54901
(920) 231-8800
NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
ON MAY 3, 2005
To Shareholders of OshKosh B’Gosh, Inc.
      The annual meeting of shareholders of OshKosh B’Gosh, Inc. (the “Company”) will be held at The Hilton Garden Inn Oshkosh, 1355 W. 20th Ave., Oshkosh, Wisconsin, on May 3, 2005 at 9:00 a.m., to consider and act upon the following matters:

1.	The election of a Board of seven directors.

2.	The transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.
      The close of business on March 4, 2005 is the record date for the meeting and only shareholders of record at that time will be entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof.
      Your attention is called to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters to be acted upon at the meeting. The Board of Directors recommends a vote “FOR” the election of all nominees.

Steven R. Duback,
Secretary
Oshkosh, Wisconsin
March 15, 2005
To aid in the early preparation of a record relative to those voting by Proxy, please indicate your voting directions, sign and date the enclosed Proxy and return it promptly in the enclosed envelope. If you should be present at the meeting and desire to vote in person or for any other reason desire to revoke your Proxy, you may do so at any time before it is voted. If you receive both a Class A Proxy and a Class B Proxy, please sign both and return both.

SOLICITATION AND VOTING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
“CONTROLLED COMPANY” DETERMINATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
DIRECTORS AND EXECUTIVE OFFICERS
AUDIT COMMITTEE COMPOSITION AND CHARTER
REPORT OF THE AUDIT COMMITTEE
CORPORATE GOVERNANCE
MANAGEMENT COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
INDEPENDENT AUDITOR
OTHER MATTERS
SHAREHOLDER PROPOSALS

PROXY STATEMENT
OSHKOSH B’GOSH, INC.
112 Otter Avenue
Oshkosh, Wisconsin 54901
(920) 231-8800
SOLICITATION AND VOTING
      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of OshKosh B’Gosh, Inc. (the “Company”) for the annual meeting of shareholders to be held at 9:00 a.m. on Tuesday, May 3, 2005. Shares represented by properly executed proxies received by the Company will be voted at the meeting or any adjournment thereof in accordance with the terms of such proxies, unless revoked. Proxies may be revoked at any time prior to the voting thereof either by written notice filed with the Secretary or Acting Secretary of the meeting or by oral notice to the presiding officers during the meeting.
      The record date for the meeting is the close of business on March 4, 2005. At that date, there were 9,627,889 shares of Class A Common Stock and 2,179,966 shares of Class B Common Stock outstanding. Each share of Class A Common Stock entitles its holder to one vote for the election of each of two directors. Each share of Class B Common Stock entitles its holder to one vote for the election of each of five directors. Each share of Class B Common Stock also entitles its holder to one vote concerning all other matters properly coming before the meeting. Any shareholder entitled to vote may vote either in person or by duly authorized proxy.
      A majority of the shares of each class, represented in person or by proxy, constitutes a quorum. Directors to be elected by each class shall be elected by a plurality of the votes of the shares of that class present in person or represented by proxy at the meeting. “Plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. In all other matters the affirmative vote of the majority of the shares of Class B Common Stock present in person or represented by proxy at the meeting will be the act of the shareholders; holders of Class A Common Stock are not entitled to vote on other matters except as required by law.
      The independent inspector shall count the votes and ballots. Abstentions are considered as shares present and entitled to vote but are not counted as affirmative votes cast on a given matter. As a result, abstentions will have no effect with respect to the election of directors but will have the same effect as a “no” vote on any other matters. A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner has the discretion to vote the beneficial owner’s shares with respect to the election of directors but may not have discretion to do so with respect to other matters. Any broker or nominee “non-votes” with respect to any matter will not be considered as shares entitled to vote on that matter and will not be considered by the inspector when counting votes cast on the matter. However, such broker “non-votes” will be counted for quorum purposes if the proxy is voted by the broker with respect to the election of directors.
      A majority of the shares of each class represented at the meeting, even if less than a majority of the outstanding stock of either or both classes, may adjourn the meeting from time to time without further notice.
      Expenses in connection with the solicitation of proxies will be paid by the Company. Upon request, the Company will reimburse brokers, dealers and banks or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material and annual report to the beneficial owners of shares which such persons hold of record. Solicitation of proxies will be made principally by mail. Proxies may also be solicited in person, or by telephone, facsimile, e-mail or telegraph, by officers and regular employees of the Company.
      This proxy material is being mailed to shareholders commencing on or about March 15, 2005.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
      The following table sets forth certain information regarding the beneficial ownership of the Company’s Class A Common Stock and Class B Common Stock by each director, each nominee for director, each person known to own more than 5% of either class of the Company’s Common Stock, each executive officer named in the Summary Compensation Table, and all directors and executive officers as a group. The information is as of January 1, 2005, except regarding the vesting of options and restricted stock awards (which is as of March 1, 2005) and as may otherwise be indicated. Although shares of Class B Common Stock are convertible into Class A Common Stock on a 1-for-1 basis, the Class A Common Stock disclosures do not include shares that would be issuable upon such conversion. Except as indicated in the footnotes such persons have sole voting and investment power of the shares beneficially owned and disclaim beneficial ownership of shares held directly by their spouses.

	Shares of Class A	Percentage	Shares of Class B	Percentage
	Common Stock	of Shares	Common Stock	of Shares
Name and Address of Beneficial Owner	Beneficially Owned	Outstanding	Beneficially Owned	Outstanding

JPMorgan Chase & Co. and subsidiaries, including amounts owned by Bank One Trust Company, N.A. as Trustee of the Earl W. Wyman Trust for the benefit of the Wyman family dated February 17, 1960 as amended(1)(2)	508,830	5.3%	110,360*	5.1%	*
270 Park Ave. New York, NY 10017

LaSalle Bank National Association, as Trustee of the Earl W. Wyman Trust for the benefit of the Hyde family dated February 17, 1960, as amended(1)(2)	80,000	0.8%	110,360*	5.1%	*
135 S. LaSalle Street Chicago, IL 60603

Olstein and Associates, L.P.(2)	1,008,000	10.5%	*
4 Manhattanville Road Purchase, NY 10577
State Street Research and Management Company(2)	746,495	7.8%	*
One Financial Center, 31st Floor Boston, MA 02111

Royce & Associates, LLC(2)	543,500	5.7%	*
1414 Avenue of the Americas New York, NY 10019

Barclays Global Investors, NA(2)	488,150	5.1%	*
45 Fremont Street San Francisco, CA 94105

William F. Wyman(1)(3)(4)	65,479	0.7%	658,192	30.2%
1373 Waugoo Avenue Oshkosh, WI 54901

Douglas W. Hyde(1)(3)(5)	375,691	3.9%	310,614	14.3%
3700 Edgewater Lane Oshkosh, WI 54901

	Shares of Class A	Percentage	Shares of Class B	Percentage
	Common Stock	of Shares	Common Stock	of Shares
Name and Address of Beneficial Owner	Beneficially Owned	Outstanding	Beneficially Owned	Outstanding

Margaret H. Wachtel(1)(3)(6)	138,384	1.4%	213,396	9.8%
1030 Washington Avenue Oshkosh, WI 54901

Thomas R. Hyde(1)(3)(7)	141,292	1.5%	224,664	10.3%
109 Chapin Parkway Buffalo, NY 14209

Thomas R. Wyman(1)(3)(8)	434,345	4.5%	114,360	5.2%
4 Angelfish Cay Drive Ocean Reef Club Key Largo, FL 33037

Joyce W. Hyde(1)(3)(9)	13,101	0.1%	119,068	5.5%
1234 Washington Avenue Oshkosh, WI 54901

David L. Omachinski(10)	147,150	1.5%	0	—
1605 Maricopa Drive Oshkosh, WI 54904

James J. Martin(11)	36,500	0.4%	0	—
4050 Windermere Lane Oshkosh, WI 54902

Paul A. Lowry(12)	88,250	0.9%	0	—
1319 Bayshore Drive Oshkosh, WI 54901

Clifford J. Thompson(13)	51,300	0.5%	0	—
2851 Pine Ridge Road Oshkosh, WI 54904

Steven R. Duback(14)	41,795	0.4%	0	—
3212 North Summit Avenue Milwaukee, WI 53211

Shirley A. Dawe(15)	29,600	0.3%	0	—
119 Crescent Road Toronto, Ontario, Canada M4W 1T8

Robert C. Siegel(15)	24,000	0.2%	0	—
25 Lamboll Street Charleston, SC 29401
Phoebe A. Wood(15)	18,000	0.2%	0	—
1045 Alta Vista Road Louisville, KY 40205
Tamara L. Heim(15)	12,000	0.1%	0	—
782 Dornoch Drive Ann Arbor, MI 48103
All Directors and Executive Officers as a group (17 persons)(16)	1,020,765	10.0%	968,806	44.4%

*	Except for 110,360 shares of Class B Common Stock owned by Bank One Trust Company, N.A. as Trustee of the Earl W. Wyman Trust for the benefit of the Wyman family and the 110,360 shares of Class B Common Stock owned by LaSalle Bank National Association as Trustee of the Earl W.

Wyman Trust for the benefit of the Hyde family, each described in Note (1) below, the Company does not have knowledge of the ownership of Class B Common Stock by this entity.

(1)	The Earl W. Wyman Trust for the benefit of the Wyman family beneficially owns 312,000 shares of Class A Common Stock and 110,360 shares of Class B Common Stock, or about 3.3% and 5.1%, respectively, of such stock outstanding. Its beneficiaries are Thomas R. Wyman and his children (William F. Wyman and Ann E. Wolf). The Earl W. Wyman Trust for the benefit of the Hyde family beneficially owns 80,000 shares of Class A Common Stock and 110,360 shares of Class B Common Stock, or about 0.8% and 5.1% respectively, of such stock outstanding. Its beneficiaries are Joyce W. Hyde and her children (Douglas W. Hyde, Thomas R. Hyde, and Margaret H. Wachtel).

(2)	The amounts shown are as reported on Schedules 13G of the persons indicated as of December 31, 2004. JPMorgan Chase and Co, reported that it and its subsidiary Bank One Trust Company, N.A., had sole voting power with respect to 498,000 shares of Class A Common Stock and shared voting power as to 50 shares, and that they had sole dispositive power with respect to 453,452 shares and shared dispositive power with respect to 22,745 shares. Olstein & Associates, L.P. reported that it had sole voting and dispositive power with respect to 1,008,000 shares of Class A Common Stock. State Street Research and Management Company reported that it had sole voting and dispositive power with respect to 746,495 shares of Class A Common Stock. Royce & Associates, LLC reported that it had sole voting and dispositive power with respect to 543,500 shares of Class A Common Stock. Barclays Global Investors, NA, reported that it and its affiliated companies had sole voting power with respect to 413,849 shares of Class A Common Stock and shared voting power as to none, and that they had sole dispositive power with respect to 488,150 shares and shared dispositive power with respect to none.

(3)	Thomas R. Wyman and Shirley F. Wyman are the parents of William F. Wyman and Ann E. Wolf. Thomas R. Wyman is also the brother of Joyce W. Hyde. Joyce W. Hyde and Charles F. Hyde are the parents of Douglas W. Hyde, Thomas R. Hyde and Margaret H. Wachtel.

(4)	William F. Wyman owns directly 10,219 shares of Class A Common Stock and 443,452 shares of Class B Common Stock, or less than 0.1% and approximately 20.3%, respectively, of such stock outstanding (including 7,000 shares received as restricted stock during 2004, 1,750 of which have vested). He has both voting and dispositive power with respect to shares of restricted stock that have vested, and he has voting but not dispositive power (except by will or the laws of descent and distribution) with respect to the remaining shares of restricted stock, which are still subject to forfeiture. He also owns, as sole trustee of nine trusts created for the benefit of his children, 1,760 shares of Class A Common Stock and 214,740 shares of Class B Common Stock. The amounts shown in the table also include 53,500 shares of Class A Common Stock issuable pursuant to the vested portion of employee stock options.

(5)	Douglas W. Hyde owns directly 71,540 shares of Class A Common Stock and 285,324 shares of Class B Common Stock, or approximately 0.7% and 13.1%, respectively, of the total number of such shares outstanding (including 25,000 shares received as restricted stock during 2004, 6,250 of which have vested). He has both voting and dispositive power with respect to shares of restricted stock that have vested, and he has voting but not dispositive power (except by will or the laws of descent and distribution) with respect to the remaining shares of restricted stock, which are still subject to forfeiture. He is the trustee of a trust for the benefit of his family which owns 10,865 shares of Class A Common Stock. He also owns as sole trustee of a trust created for the benefit of his daughter 21,510 shares of Class A Common Stock and 3,280 shares of Class B Common Stock, as trustee of a trust for the benefit of his son 62,968 shares of Class A Common Stock and 13,530 shares of Class B Common Stock and he holds an additional 960 shares of Class A Common Stock and 2,960 shares of Class B Common Stock as custodian for his daughter. In addition, he shares beneficial ownership of 38,848 shares of Class A Common Stock and 5,520 shares of Class B Common Stock, including shares owned directly by his spouse, shares held by his spouse as trustee for the benefit of his children, shares held directly by his children, and the 100 shares of Class A Common Stock held by the Hyde Family Charitable Fund, of which he, his parents, and his brother and sister are trustees. The amounts shown in the table include 169,000 shares of Class A Common Stock issuable pursuant to the vested portion of employee stock options. The amounts shown in the table do not include 33,270 shares of Class A Common Stock and 4,890 shares of Class B Common Stock owned by a trust of which he is the income beneficiary and his minor daughter is the remainder beneficiary.

(6)	Margaret H. Wachtel owns directly 98,257 shares of Class A Common Stock and 213,396 shares of Class B Common Stock, or approximately 1.0% and 9.8%, respectively, of the outstanding shares of each class. She owns an additional 40,027 shares of Class A Common Stock as sole trustee of three trusts created for the benefit of herself and her family. In addition, she shares beneficial ownership of the 100 shares of Class A Common Stock held by the Hyde Family Charitable Fund, of which she, her parents, and her brothers are trustees. The amounts shown in the table do not include 25,362 shares of Class A Common Stock and 58,166 shares of Class B Common Stock owned by two trusts of which her children are beneficiaries, or 84,298 shares of Class A Common Stock and 41,730 shares of Class B Common Stock held directly by her children.

(7)	Thomas R. Hyde owns directly 59,345 shares of Class A Common Stock and 193,812 shares of Class B Common Stock, or approximately 0.6% and 8.9%, respectively, of such stock outstanding. He has or shares beneficial ownership as trustee of trusts created for the benefit of his family of 76,577 shares of Class A Common Stock and 22,852 shares of Class B Common Stock. He shares beneficial ownership of an additional 5,370 shares of Class A Common Stock and 8,000 shares of Class B Common Stock, including shares held by his spouse directly or as custodian for his son and the 100 shares of Class A Common Stock held by the Hyde Family Charitable Fund, of which he, his parents, and his brother and sister are trustees.

(8)	Thomas R. Wyman owns the shares listed as Wisconsin marital property with his wife, Shirley F. Wyman.

(9)	Joyce W. Hyde and her husband own a total of 14,101 shares of Class A Common Stock and 224,578 shares of Class B Common Stock, or about 0.2% and 10.3%, respectively, of the outstanding shares, all as Wisconsin marital property, but she has sole or shared voting and dispositive power with respect to the amounts shown in the table (i.e., shared voting and dispositive power with respect to 318 shares of Class A Common Stock, including the 100 shares of Class A Common Stock held by the Hyde Family Charitable Fund, of which she, her husband and her adult children are trustees, and sole voting and dispositive power as to the remainder). Her husband has sole voting and dispositive power with respect to 1,000 shares of Class A Common Stock and 105,510 shares of Class B Common Stock. The amounts shown in the table do not include the shares owned directly or indirectly by her husband or her three adult children, as to which she disclaims beneficial ownership.

(10)	David L. Omachinski owns 57,250 shares of Class A Common Stock directly as Wisconsin marital property with his wife Carla J. Omachinski, including 20,000 shares received as restricted stock during 2004 (2,500 of which have vested). He has both voting and dispositive power with respect to shares of restricted stock that have vested, and he has voting but not dispositive power (except by will or the laws of descent and distribution) with respect to the remaining shares of restricted stock, which are still subject to forfeiture. The amount shown in the table also includes 89,900 shares of Class A Common Stock issuable pursuant to the vested portion of employee stock options.

(11)	James J. Martin owns 10,000 shares of Class A Common stock received as restricted stock during 2004 (2,500 shares of which have vested). He has both voting and dispositive power with respect to shares of restricted stock that have vested, and he has voting but not dispositive power (except by will or the laws of descent and distribution) with respect to the remaining shares of restricted stock, which are still subject to forfeiture. The amount shown in the table also includes 26,500 shares of Class A Common Stock issuable pursuant to the vested portion of employee stock options.

(12)	Paul A. Lowry owns 21,250 shares of Class A Common Stock, including 10,000 shares received as restricted stock during 2004 (2,500 shares of which have vested). He has both voting and dispositive power with respect to shares of restricted stock that have vested, and he has voting but not dispositive power (except by will and the laws of descent and distribution) with respect to the remaining shares of restricted stock, which are still subject to forfeiture. Barbara Widder-Lowry, Paul’s wife, owns

24,750 shares of Class A Common Stock. The amount shown in the table also includes 42,250 shares of Class A Common Stock issuable pursuant to the vested portion of employee stock options.

(13)	Clifford J. Thompson owns 18,750 shares of Class A Common Stock, including 10,000 shares received as restricted stock during 2004 (2,500 shares of which have vested). He has both voting and dispositive power with respect to shares of restricted stock that have vested, and he has voting but not dispositive power (except by will or the laws of descent and distribution) with respect to the remaining shares of restricted stock, which are still subject to forfeiture. The amount shown in the table also includes 32,550 shares of Class A Common Stock issuable pursuant to the vested portion of employee stock options.

(14)	Steven R. Duback owns 195 shares of Class A Common Stock directly. The amount shown in the table also includes 41,600 shares of Class A Common Stock issuable pursuant to vested stock options.

(15)	The shares consist of Class A Common Stock issuable pursuant to vested stock options.

(16)	The amounts shown in the table include 110,000 shares of Class A Common Stock received by certain officers as restricted stock during 2004 (22,875 of which have vested) and 639,600 shares of Class A Common Stock issuable to directors and executive officers pursuant to the vested portions of stock options. The holders of restricted stock that has not yet vested have voting but not dispositive power (except by will and the laws of descent and distribution) with respect to those shares.

      The descendants of Earl W. Wyman, their spouses and trusts of which they are beneficiaries (the “Wyman/ Hyde Group,” including, among others, Joyce W. Hyde, Thomas R. Hyde, Douglas W. Hyde, Margaret H. Wachtel, the Earl W. Wyman Trusts, Thomas R. Wyman and William F. Wyman) own a total of 1,491,302 shares of Class A Common Stock (approximately 15.6% of the outstanding shares) and 2,071,310 shares of Class B Common Stock (approximately 94.9% of the outstanding shares). Each member of the Wyman/ Hyde Group is subject to a cross purchase agreement pursuant to which his or her Class B Common Stock generally may not be transferred except to a spouse or descendant (or a trust for their benefit) unless the shares first have been offered to the other members of the Wyman/ Hyde Group.
“CONTROLLED COMPANY” DETERMINATION
      The Company has determined that it is a “Controlled Company” for purposes of the Nasdaq listing requirements. A “Controlled Company” is a company of which more than 50% of the voting power is held by an individual, a group or another company. Certain Nasdaq requirements do not apply to a Controlled Company, including requirements that: (1) a majority of its board of directors must be comprised of “independent” directors as defined in Nasdaq’s rules; and (2) the compensation of officers and the nomination of directors be determined in accordance with specific rules, generally requiring determinations by committees comprised solely of independent directors or in meetings at which only the independent directors are present. The Company’s board of directors has determined that it is a “Controlled Company” because of the Class B Common Stock ownership of the Wyman/ Hyde Group and related facts, including the cross purchase agreement mentioned above, the family relationships among members of the Wyman/ Hyde Group and the fact that two or more members of the Wyman/ Hyde Group have been executive officers and directors of the Company at all times since it became public in 1985. Currently, Douglas W. Hyde and William F. Wyman are both executive officers and directors of the Company and members of the Wyman/ Hyde Group.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Under the securities laws of the United States, the Company’s directors, its executive officers and any person holding more than 10% of any class of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file the reports on or before these dates not previously reported. To the Company’s knowledge, all of these filing requirements were satisfied during 2004. However, the Company became aware that one of its shareholders, William F. Wyman, did not report two small charitable contributions of Company stock in his 2003 filings. This oversight was reflected on his 2004 Form 5, which was timely filed.
DIRECTORS AND EXECUTIVE OFFICERS
Election of Directors
      Information regarding the nominees for whom the shares represented by proxies will be voted for election as directors is set forth in the following table. Proxies for Class A Common Stock will be voted to elect Shirley A. Dawe and Robert C. Siegel as directors, and proxies for Class B Common Stock will be voted to elect Douglas W. Hyde, William F. Wyman, Steven R. Duback, Phoebe A. Wood and Tamara L. Heim as directors. In the unforeseen event that any nominee will be unable or unwilling to serve, proxies will be voted with discretionary authority for a substitute nominee designated by the Board of Directors.
      The nominees for Directors are:

		Principal Occupation
		and Business	Director
Name	Age	Experience	Since

Nominees for Directors to be Elected by Class B Shares
Douglas W. Hyde	54	Chairman of the Board (since May 1994) and Chief Executive Officer (since 1992). Until February 2004 Mr. Hyde also held the title of President (since 1991). Prior thereto Mr. Hyde served as Senior Vice President — Marketing (since 1989) and Vice President — Merchandising (since 1983). Joined the Company in 1975.	1988
William F. Wyman	46	Senior Vice President — Global Licensing (since June 2002). Prior thereto he was Vice President — Domestic Licensing (since 1993). Joined the Company in 1981.	1996
Steven R. Duback	60	Partner, Quarles & Brady LLP (law firm), Milwaukee (joined the firm in 1969). Secretary of the Company (since 1981).	1981
Phoebe A. Wood	51	Executive Vice President and Chief Financial Officer of Brown-Forman Corporation (a Louisville based diversified producer and marketer of consumer products) since 2001. Prior thereto she was Vice President and Chief Financial Officer of Propel, Inc., a subsidiary of Motorola, Inc. (since 2000), and from 1976 to 2000 she served in various financial and administrative positions with Atlantic Richfield Company and various of its affiliates.	2002
Tamara L. Heim	47	Executive Vice President, Chief Publishing Officer — Thomson Nelson Publishers, Inc. (since January, 2005). Prior thereto she was President of the Borders Stores and Borders Online divisions of Borders Group, Inc. (a retailer of books and music based in Ann Arbor, Michigan) since 2000. Prior thereto, she was Senior Vice President of Sales and Marketing of Borders throughout 1999 and before that she was a Territorial Vice President (from 1996 to 1998). Before joining Borders she spent 22 years with Federated Department Stores.	2003

		Principal Occupation
		and Business	Director
Name	Age	Experience	Since

Nominees for Directors to be Elected by Class A Shares
Shirley A. Dawe	58	President of Shirley Dawe Associates, Inc. (a Toronto based management consulting company specializing in the retail sector) since 1986. Prior thereto she held progressively senior merchandising and marketing executive positions with the Hudson’s Bay Company (from 1969 to 1984). Ms. Dawe spends a significant portion of her time serving on the boards of directors of numerous public and private companies in Canada and the United States. The public companies of which she is a director include National Bank of Canada, The Bon Ton Stores, Inc., and Henry Birks & Sons, Inc.	1997
Robert C. Siegel	68	Chairman of the Board of Lacoste, USA, an apparel company. Mr. Siegel was part time Managing Director of Kurt Salmon Associates (from 1999 to 2001). Prior thereto he was the Chairman, CEO and President of The Stride Rite Corporation (from 1993 to 1999) and from 1964 to 1993 he served in various executive positions with Levi Strauss & Co., where he was President of Dockers. Mr. Siegel is also a director of The Bon-Ton Stores, Inc.	2001
Composition of the Board of Directors; Meetings
      The Board of Directors currently has seven members, two of whom are elected by a vote of holders of Class A Common Stock and the remaining five of whom are elected by a vote of the holders of Class B Common Stock. The Bylaws of the Company, as amended on February 15, 2005, provide that the there shall be seven directors. The number of directors may be increased or decreased from time to time by amending the applicable provision of the Bylaws, but no decrease shall have the effect of shortening the term of an incumbent director.
      The Board of Directors held four meetings during 2004. During the period in 2004 in which they served, all members of the Board of Directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which they served, with the exception of Robert Siegel, who attended 7 out of 10 aggregate number of meetings held by the board and any committee on which he served. The Company’s policy is that its directors attend annual meetings of the shareholders. All Board members then in office attended the annual meeting of OshKosh shareholders held in May 2004. In accordance with new rules of the Nasdaq Stock Market, beginning in 2004 and at least once each year, OshKosh’s independent directors have regularly scheduled meetings at which only independent directors are present. The independent directors of the Company conducted two meetings during 2004 at which only independent directors were present.
      The Nominating and Corporate Governance Committee currently consists of Messrs. Duback (chair), Hyde, Wyman, Siegel and Ms. Heim. The Executive Committee consists of Messrs. Hyde (chair), Wyman, Duback and Siegel. The Compensation Committee consists of Ms. Dawe (chair), Ms. Wood and Ms. Heim. The Audit Committee consists of Ms. Wood (chair), Ms. Dawe and Mr. Siegel. The Retirement Plan Committee consists of Messrs. Hyde (chair) and Wyman.
Director Independence
      Each year the Board reviews the relationships that each director has with the Company. Only those directors who the Board affirmatively determines have no relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who do not have any of the categorical relationships that preclude a determination of independence under the Nasdaq listing standards, are considered to be independent directors.
      In accordance with the applicable Nasdaq rules, the Board has determined that the following directors qualify as independent directors: Shirley A. Dawe, Tamara L. Heim, Robert C. Siegel and Phoebe A. Wood. The Board concluded that none of these directors possessed the categorical relationships set forth in the Nasdaq standards that preclude a determination of independence, and that none of them have any other relationship that the Board believes would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. Members of the Audit Committee comprise only directors who have been determined to be independent. Because of their relationships with OshKosh, Messrs. Hyde, Wyman and Duback have not been deemed to be independent directors at this time.
Shareholder Communications with the Board
      Shareholders wishing to communicate with the Board of Directors or with a particular Board member or a Board committee should address communications to the Board or to a particular Board member or Board committee, c/o OshKosh B’Gosh, Inc., Attention: Secretary, 112 Otter Avenue, P.O. Box 300, Oshkosh, Wisconsin 54901. All communications addressed to the Board or to a particular director or committee will be relayed to that addressee. From time to time, the Board may change the process through which shareholders communicate with the Board or its members. Please refer to the Company’s website at www.oshkoshbgosh.com for changes in this process. The Board, the particular director or the Board committee to which a communication is addressed will, if it deems appropriate, promptly refer the matter either to management or to the full Board, depending on the nature of the communication. If the referral is to management, normally the communication will initially be referred to the Vice President — Human Resources for his referral to the person or persons he deems best suited to respond to or otherwise deal with the communication.
Shareholder Recommendation of Director Candidates
      The principal functions of the Nominating and Corporate Governance Committee are: (a) to seek out and consider individuals to serve as directors of the corporation and to recommend to the Board of Directors candidates for election to the Board and to fill any vacancies that occur between annual meetings; (b) to make recommendations to the Board of Directors regarding the size and composition of the Board, the frequency of meetings of the Board, Board tenure requirements including mandatory retirement age, and Board committee structure and assignments; (c) to make recommendations to the Board of Directors regarding compensation of Board members for serving on the Board and on Board committees; (d) to make recommendations to the Board of Directors regarding the Board’s operation; and (e) to make recommendations to the Board of Directors regarding other corporate governance issues and policies. In carrying out its responsibilities, the Nominating and Corporate Governance Committee will consider candidates suggested by other directors, employees and shareholders. Suggestions for candidates, accompanied by the candidate’s name, contact information, biographical material, and qualifications, may be sent to the Nominating and Corporate Governance Committee, c/o the Secretary of the Company at its corporate offices. From time to time, the Board may change the process through which shareholders may recommend candidates to the Nominating Committee. Please refer to the Company’s website at www.oshkoshbgosh.com for changes in this process. The Company has not received any shareholder recommendations for director candidates with regard to the election of directors covered by this Proxy Statement or otherwise.

Executive Officers
      Information concerning those continuing executive officers of the Company who are not directors or nominees for director is set forth in the following table.

Name	Age	Position and Experience

David L. Omachinski	53	President and Chief Operating Officer (since February, 2004). Prior thereto he was Executive Vice President, Chief Operating and Financial Officer, and Treasurer (since 2002), and Vice President — Finance, Chief Financial Officer and Treasurer since joining the Company in 1993. Mr. Omachinski is a director of Anchor Bancorp Wisconsin, Inc.
Paul L. Lowry	53	Vice President Corporate Retail (since 1994).
Clifford J. Thompson	59	Senior Vice President — Operations (since 1994).
James J. Martin	42	Senior Vice President — Merchandising (since November, 2004). Prior thereto he was Senior Vice President — Merchandising and Special Markets (since October 2003), Senior Vice President — Wholesale and Special Markets (since January 2003), Vice President — Wholesale and Special Markets (since July 2002) and Vice President — Children’s Wholesale (since 2000). Prior to that he was an executive of Carson Pirie Scott & Co. (since 1992).
Paul S. Christensen	55	Vice President — Human Resources (since 2001). Prior thereto he was Vice President — Human Resources at Broan-NuTone LLC (since 1998) and Vice President — Human Resources & Administration at AR Accessories Group, Inc. (formerly Amity Leather Products Co.) (since 1981).
Jon C. Dell’Antonia	63	Vice President — Information Technology (since 1990).
Juan C. Fernandez	50	Vice President — Global Business Development (since May 2002). Prior thereto he was Vice President-International (since 1999), and prior to that date he served as Regional Manager (since 1990).
Michael L. Heider	43	Vice President — Finance, Treasurer and Chief Financial Officer (since February 2004). Prior thereto he was Senior Director of Accounting and Taxation and Assistant Treasurer (since 2002) and Director of Accounting (since 1994).
Richard F. Kaplan	39	Vice President — Wholesale and Special Markets (since May, 2004). Prior thereto Mr. Kaplan served as Vice President — Wholesale Sales Manager (since January 2003), and as National Sales Manager and in related positions (since 2000). Prior thereto Mr. Kaplan served as National Sales Manager of The Ecko Unlimited Co. (since 2000) and in various sales positions for Paul Davril Inc. (since 1997) and Nautica International (since 1996).
Kristin L. Rehberg	36	Vice President — Design ( since November 2004) Prior thereto she was Design Director — Genuine Kids (since August, 2002). Prior to joining the Company she was Senior Design Director — Baby Gap (since May, 2001), Vice President Gap Kids (since March 2000), and Senior Design Director — Gap Kids Girls (since March 1999).
      Douglas W. Hyde is the cousin of William F. Wyman. There are no other family relationships among the executive officers, directors and nominees.

AUDIT COMMITTEE COMPOSITION AND CHARTER
      The Company has an Audit Committee composed of independent directors. Information regarding the functions performed by the Audit Committee, its membership, and the number of meetings held during the fiscal year is set forth in the “Report of the Audit Committee” included in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors. A copy of this charter as revised and approved by the Board of Directors on February 15, 2005 is included as Appendix A.
REPORT OF THE AUDIT COMMITTEE
      The Audit Committee of the Board of Directors is responsible for providing independent oversight of the Company’s financial statements and the financial reporting process, the systems of internal controls over financial reporting, the internal audit function and the annual independent audit of the Company’s financial statements, of its internal controls over financial reporting and of management’s assessment of the Company’s internal controls over financial reporting. The Board of Directors has determined that each of the members of the Audit Committee (Phoebe A. Wood, Shirley A. Dawe and Robert C. Siegel) is “independent,” as defined in the current listing standards of The Nasdaq Stock Market and the SEC rules relating to audit committees. This means that, except in their roles as members of the Board of Directors and its committees, they are not “affiliates” of the Company, they receive no consulting, advisory or other compensatory fees directly or indirectly from the Company, they have no other relationships with the Company that may interfere with the exercise of their independence from management and the Company, and they have not participated in the preparation of the financial statements of OshKosh or any of its current subsidiaries at any time during the past three years. In addition, the Board of Directors has determined that each Audit Committee member satisfies the financial literacy requirements of The Nasdaq Stock Market and that Ms. Wood qualifies as an “audit committee financial expert” within the meaning of applicable rules of the Securities and Exchange Commission.
      Management has the primary responsibility for the financial statements and the reporting process. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. In fulfilling its oversight responsibilities, the Committee reviewed the Company’s audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee reviewed with a representative of the independent registered public accounting firm the judgments of the independent registered public accounting firm as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61.
      Management is responsible for maintaining internal controls over financial reporting and assessing the effectiveness of internal control over financial reporting. The independent registered public accounting firm’s responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the Company’s internal control over financial reporting based on their audit. In fulfilling its oversight responsibilities, the Committee reviewed the Company’s assessment process of internal controls over financial reporting. The Committee reviewed with the independent registered public accounting firm any deficiencies that had been identified during their engagement.
      In addition, the Committee has discussed with the independent registered public accounting firm their independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, Standard No. 1, and considered the compatibility of non-audit services with the auditors’ independence.
      The Committee discussed with the Company’s internal and independent auditors and representatives from the Company’s registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditors and representatives from the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls over financial reporting, their evaluation of management’s assessment of its internal controls over financial reporting, and the overall quality of the Company’s financial reporting. The Committee held five formal meetings during 2004. In addition, the Committee Chairperson conferred with management and representatives of the independent registered public accounting firm prior to each of the first three quarters’ earnings announcements and Form 10-Q filings.
Pre-Approval Policy
      Consistent with the rules of the Securities and Exchange Commission regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the following provision is included in the Audit Committee’s charter: “In carrying out its responsibilities, the Audit Committee shall  . . .  approve in advance all permitted non-audit services provided by the independent registered public accounting firm, subject to the de minimus exceptions to pre-approval permitted for non-audit services.” No fees were paid to the independent registered public accounting firm pursuant to the “de minimus” exception to the foregoing pre-approval policy.
Audit and Non-Audit Fees
      The Audit Committee also reviewed the fees and scope of services provided to the Company by Deloitte & Touche LLP, independent registered public accountants for the fiscal years ended January 3, 2004, and January 1, 2005, as reflected in the following table. Since there were no non-audit services, the Audit Committee is not aware of any fee-related issues that might impair the independence of Deloitte & Touche LLP.

	2003	2004

Audit Fees(a)	$144,500	$293,500
Audit-Related Fees(b)	17,053	34,239
Tax Fees(c)	0	0
All Other Fees	0	0

Total	$161,553	$327,739

(a)	Audit fees consisted of fees for professional services performed by Deloitte & Touche LLP for the audit of the Company’s financial statements and review of financial statements included in the Company’s Form 10-Q filings, audit of management’s assessment of internal controls and audit of the effectiveness of internal controls over financial reporting, and services that are normally provided in connection with statutory or regulatory filings or engagements.

(b)	Audit-related fees consisted principally of out-of-pocket travel expenses incurred in performing an audit of the Company’s financial statements, an audit of management’s assessment of the effectiveness of internal controls over financial reporting and an audit of the effectiveness of internal controls over financial reporting, and accounting consultations.

(c)	Tax fees consist of fees for professional services performed by Deloitte & Touche LLP with respect to tax compliance, tax advice, and tax planning. We incurred no such fees.
      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form  10-K for the year ended January 1, 2005, for filing with the Securities and Exchange Commission. The Committee also approved the selection of the Company’s independent auditors.
Phoebe A. Wood, Audit Committee Chair
Shirley A. Dawe, Audit Committee Member
Robert C. Siegel, Audit Committee Member
February 15, 2005

CORPORATE GOVERNANCE
      The Company is committed to conducting its business with the highest standards of business ethics and in accordance with all applicable laws, rules and regulations, including the rules of the Securities and Exchange Commission and of The Nasdaq Stock Market on which its Class A Common Stock is traded. In addition to Nasdaq rules and applicable governmental laws and regulations, the framework for the Company’s corporate governance is provided by: (a) the Company’s certificate of incorporation and bylaws; (b) the charters of its Board committees; (c) the Company’s Corporate Governance Policies and Guidelines; (d) the Company’s Director and Executive Officer Code of Ethics; and (e) the Company’s Code of Conduct.
      The charter of our Audit Committee is attached to this proxy statement as Appendix A. The charter of our Nominating and Corporate Governance Committee is available on our website at www.oshkoshbgosh.com and is available in print to any shareholder upon request.
      The Company’s Corporate Governance Policies and Guidelines address topics such as: (a) the role of the Board and management, (b) director qualifications, (c) director responsibilities, (d) Board committees, (e) director orientation and continuing education, and (f) Board and committee evaluations. A copy of our Corporate Governance Policies and Guidelines is available on our website and is available in print to any shareholder upon request.
      The Company’s Director and Executive Officer Code of Ethics sets forth ethical obligations that apply specifically to our directors and executive officers, such as accounting and financial reporting matters. Any waiver of the Code of Ethics requires approval of the disinterested members of the Board of Directors. A copy of our Director and Executive Officer Code of Ethics is available on our website at www.oshkoshbgosh.com and is available in print to any shareholder upon request. If we make any substantive amendment to the Code of Ethics, we will disclose the nature of the amendment on our website or in a current report on Form 8-K. In addition, if a waiver from the Code of Ethics is granted to an executive officer or director, we will disclose the nature of the waiver in a current report on Form 8-K.
      The Company’s Code of Conduct summarizes the ethical standards and expectations we have for all of our employees, officers and directors. It contains procedures for reporting suspected violations of the Code of Conduct, including procedures for the reporting of complaints and concerns regarding accounting or auditing matters. Any waiver of the Code of Conduct requires approval of the disinterested members of the Board of Directors. A copy of our Code of Conduct is available on our website at www.oshkoshbgosh.com and also is available to any shareholder upon request. If we make any substantive amendment to the Code of Conduct, we will disclose the nature of the amendment on our website or in a current report on Form 8-K. In addition, if a waiver from the Code of Conduct is granted to an executive officer or director, we will disclose the nature of the waiver in a current report on Form 8-K.

MANAGEMENT COMPENSATION
Summary Compensation Table
      The following table shows compensation paid by the Company for services rendered to the Company during its fiscal year ended January 1, 2005 (fiscal year 2004) to the five most highly compensated executive officers in accordance with SEC rules.
Summary Compensation Table

					Long-Term Compensation

					Awards
		Annual Compensation
					Restricted
				Other Annual	Stock		Long-Term	All Other
	Fiscal	Salary	Bonus	Compensation	Award(s)	Options	Incentive Plan	Compensation
Name and Principal Position	Year	($)	($)	($)(1)	($)	(#)	Payouts ($)	($)(2)

Douglas W. Hyde	2004	500,000	612,702	—	25,000	25,000	0	47,344
Chairman of the Board	2003	456,000	—	—	0	31,000	0	54,651
and Chief Executive Officer	2002	438,000	130,614	—	0	31,000	0	67,149
David L. Omachinski	2004	385,000	471,781	—	20,000	20,000	0	36,683
President and Chief	2003	364,000	—	—	0	20,000	0	42,771
Operating Officer	2002	308,750	91,996	—	0	18,000	0	43,962
James J. Martin	2004	236,875	155,841	—	10,000	8,000	0	26,055
Senior Vice President —	2003	205,000	33,727	—	0	8,000	0	22,607
Merchandising	2002	175,000	67,120	—	0	12,000	0	23,715
Paul A. Lowry	2004	272,000	99,362	—	10,000	10,000	0	31,528
Vice President —	2003	265,000	46,775	—	0	12,000	0	34,727
Corporate Retail	2002	251,000	90,962	—	0	15,000	0	35,280
Clifford J. Thompson	2004	221,000	130,850	—	10,000	8,000	0	28,065
Senior Vice President —	2003	215,000	53,872	—	0	8,000	0	30,787
Operations	2002	192,000	91,540	—	0	12,000	0	28,594

(1)	For 2004, 2003 and 2002, other annual compensation did not exceed the lesser of $50,000 or 10% of such executive officer’s salary.

(2)	The Company’s contributions to the named individuals’ accounts in its Profit Sharing Plans for 2004, 2003 and 2002 were $19,004, $18,500 and $10,250, respectively, for Mr. Hyde; $19,475, $19,000 and $10,500, respectively, for Mr. Omachinski and Mr. Lowry; $18,962, $18,500 and $10,500, respectively, for Mr. Martin, and $19,475, $19,000 and $7,336, respectively, for Mr. Thompson. The Company’s unfunded allocations for 2002 to the nonqualified profit sharing plans were $8,000, respectively, for each of the named executives except Mr. Thompson, who did not receive an allocation in 2002. There were no allocations to the nonqualified profit sharing plan for the named individuals in 2004 or 2003. The Company’s unfunded allocations to the same individuals’ accounts for 2004, 2003 and 2002 in the defined contribution portion of the Excess Benefit Plan were $23,600, $30,929 and $42,488 for Mr. Hyde; $14,400, $20,480 and $22,381 for Mr. Omachinski; $5,248, $2,262 and $3,370 for Mr. Martin; $9,102, $12,477 and $13,779 for Mr. Lowry; and $5,590, $8,523 and $17,847 for Mr. Thompson. For 2003 and 2002 the Company also paid in respect of taxes on the Excess Benefit Plan $482 and $1,671, respectively, to Mr. Hyde; $483 and $273, respectively, to Mr. Omachinski; $299 and $50, respectively, to Mr. Lowry; and $264 and $411, respectively, to Mr. Thompson. No payments in respect of taxes on the Excess Benefit Plan were made for Mr. Martin. Premiums paid by the Company on a term life insurance policy covering Messrs. Hyde, Omachinski, Martin, Lowry, and Thompson for 2004, 2003 and 2002 were $4,740, $2,808, $1,845, $2,951 and $3,000 in each year for each executive, respectively.

Stock Options
      The following table sets forth information concerning stock option grants during 2004 to the named executive officers. No SARs were granted in 2004. These grants comprise the stock incentive component of the executives’ 2004 compensation.
Option/ SAR Grants in Last Fiscal Year

		% of Total
	Options/	Options/SARs
	SARs	Granted to	Exercise or		Grant Date
	Granted(1)	Employees in	Base Price	Expiration	Present Value
Name	(#)	Fiscal Year(2)	($/Sh)	Date	$(3)

Douglas W. Hyde	25,000	13.1%	$21.60	2/10/14	$163,000
David L. Omachinski	20,000	10.5%	21.60	2/10/14	130,400
James J. Martin	8,000	4.2%	21.60	2/10/14	52,160
Paul A. Lowry	10,000	5.2%	21.60	2/10/14	65,200
Clifford J. Thompson	8,000	4.2%	21.60	2/10/14	52,160

(1)	Consists entirely of nonqualified stock options granted pursuant to the OshKosh B’Gosh, Inc. 1994 Incentive Stock Plan (the “1994 Plan”). Each of these options vests in equal annual installments on each of the first four anniversaries following the grant date provided the optionee is still an employee of the Company at that time. Each option was granted with an exercise price equal to the market value of the Company’s Class A Common Stock on the date of the grant. Unless earlier terminated, these options expire ten years after the date of the grant.

(2)	Based on stock option grants made to employees during 2004 for 191,250 shares of Class A Common Stock.

(3)	The estimated grant date present value of approximately $6.52 per share reflected in the above table is determined using the Black-Scholes model. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The ultimate realizable values of the options will depend on the future market price of the Company’s Class A Common Stock, which cannot be forecasted with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company’s Class A Common Stock over the exercise price on the date the option is exercised. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the option grants reflected in the above table include the exercise price of the option of $21.60 (the fair market value of the underlying stock on the date of grant); an option term of ten years; an interest rate of 4.13% (the interest rate on a U.S. Treasury security on the date of grant with a maturity date corresponding to that of the option term); volatility of 42.9% (calculated using the Company’s daily stock prices for the one-year period prior to the grant date); dividends at the rate of $.44 per share (the annualized dividends paid with respect to a share of Class A Common Stock at the date of the grant) and a corresponding dividend yield of 2.04%, which is assumed to remain constant for the life of the option; and reductions of approximately 19.2% to reflect the probability of forfeiture due to termination prior to vesting, and approximately 13.8% to reflect the probability of a shortened option term due to termination of employment prior to the option expiration date.

Aggregated Option/ SAR Exercises in Last Fiscal Year, and Fiscal Year-End Option/ SAR Value

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options/SARs at		Options/SARs at
	Shares		Fiscal Year-End(#)		Fiscal Year-End(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Douglas W. Hyde	—	—	139,500	71,500	$397,957	$16,299
David L. Omachinski	—	—	70,900	48,500	203,989	9,464
James J. Martin	—	—	17,000	22,500	18,990	5,258
Paul A. Lowry	—	—	29,250	30,250	69,717	7,887
Clifford J. Thompson	—	—	22,550	23,000	53,616	6,309

(1)	Based on the closing price of the Company’s Class A Common Stock at the end of the fiscal year of $21.40 per share.
Equity Compensation Plans
      The following table provides information about the Company’s equity compensation plans as of the end of its last fiscal year:
Equity Compensation Plan Information

Number of
	securities to be		Number of securities
	issued upon	Weighted-average	remaining available for
	exercise of	exercise price of	issuance under equity
	outstanding	outstanding	compensation plans
	options, warrants	options, warrants	(excluding securities
Plan category	and rights	and rights	reflected in the first column)

Equity compensation plans approved by security holders(1)	1,187,074	$25.03	1,350,000
Equity compensation plans not approved by security holders	—	—	—

Total	1,187,074	$25.03	1,350,000

(1)	Represents options that are outstanding or that are available for issuance pursuant to the OshKosh B’Gosh, Inc. 1994 Incentive Stock Option Plan, the 1995 Outside Directors Stock Option Plan and the OshKosh B’Gosh, Inc. 2004 Incentive Stock Plan.

Pension Plans
      The Company maintains a qualified Pension Plan and an unfunded Excess Benefit Plan that provides to participants pension benefits that they would otherwise be prevented from receiving as a result of certain limitations of the Internal Revenue Code. The following table shows estimated annual benefits payable upon normal retirement to persons in specified remuneration and years of service as of December 31, 2004 under the qualified Pension Plan, including amounts payable under the Excess Benefit Plan.
PENSION PLAN TABLE

	Years of Service
Average Annual
Remuneration	15	20	25	30	35

$100,000	$15,000	$20,000	$25,000	$30,000	$35,000
150,000	22,500	30,000	37,500	45,000	52,500
200,000	30,000	40,000	50,000	60,000	70,000
250,000	37,500	50,000	62,500	75,000	87,500
300,000	45,000	60,000	75,000	90,000	105,000
350,000	52,500	70,000	87,500	105,000	122,500
400,000	60,000	80,000	100,000	120,000	140,000
500,000	75,000	100,000	125,000	150,000	175,000
600,000	90,000	120,000	150,000	180,000	210,000
700,000	105,000	140,000	175,000	210,000	245,000
      Under the Company’s qualified Pension Plan and Excess Benefit Plan a non-union employee generally is entitled to receive upon retirement at age 65 a lifetime monthly benefit equal to his or her highest five consecutive year average monthly compensation (including salary and bonuses as shown in the Summary Compensation Table) multiplied by the sum of the number of years of benefit service prior to January 1, 2005 times 1% plus the number of years of benefit service after December 31, 2004 multiplied by .75%, or certain actuarial equivalent benefits. An employee who has reached age 60 and completed five years of service may retire and begin to receive the actuarial equivalent of his or her pension benefits, and pre-retirement death benefits equal to the actuarial equivalent value of a participant’s accrued pension benefits. Benefit amounts are not subject to any reduction for Social Security benefits. The current years of credited service of Messrs. Hyde, Omachinski, Martin, Lowry and Thompson, are 29, 11, 4, 11 and 11, respectively. The currently applicable final five year average compensation covered by the Pension Plan and Excess Benefits Plan to Messrs. Hyde, Omachinski, Martin, Lowry and Thompson are $630,715, $416,283, $219,632, $360,207 and $281,473, respectively.
COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION
General Overview of Executive Compensation and Compensation Committee Philosophy
      The Compensation Committee recommends executive compensation levels for the Company’s executive officers. Its recommendations were approved by the Board in 2004 without change. Salaries, annual cash incentive bonus award opportunities and related performance criteria are determined and established near the beginning of the year. The incentive bonuses are awarded under what is called the Management Incentive Compensation Plan. In addition, near the beginning of each year the Committee makes grants of nonqualified stock options to employees who are in a position to make an impact on the long-term performance of the Company, and in 2004 the Committee granted restricted stock awards relating to 120,000 shares of the Company’s Class A Common Stock to certain employees who were then executive officers.
      The philosophical basis for the salary amounts, the incentive bonus opportunities, the stock option awards and the restricted stock awards is threefold: first, to provide compensation which is competitive in the marketplace and which will serve to attract and retain key professionals in the industry; second, to create a mix of compensation elements which will provide incentives for executives to focus on both short-term and long-term goals; and third, to align the executives’ incentives with the creation of shareholder value.
Base Salary
      Base salaries of the executive officers are based primarily on an analysis of comparative market data provided by an external compensation consultant or consultants for positions with similar duties and responsibilities, on compensation data from ten publicly held apparel companies, and to a lesser extent on the judgment of the Committee regarding the individual’s duties, responsibilities, skills and relative value to the Company.
Annual Cash Incentive Bonus Under the Management Incentive Compensation Plan
      Annual cash incentive bonuses for executive officers under the Management Incentive Compensation Plan are based on the Committee’s belief that a significant portion of the annual compensation of each executive officer should be contingent upon the financial performance of the Company, the achievement of predetermined performance goals relating to the functional area of the Company’s operations for which the individual has responsibility and, with the exception of the very most senior executives, a year-end subjective evaluation of the individual’s overall performance during the past year.
      Various performance goals were established for each executive officer, and each officer was given an opportunity to earn a cash bonus, defined as a percentage of the officer’s base salary, for achievement of these goals at various levels: minimum, target and maximum. For 2004 for the CEO and the President/ COO, if achievement of performance goals is at “target” the bonus earned was 100% of base salary, if at “minimum” the bonus was 50% of base salary, and if at or better than “maximum” the bonus was 150% of base salary. For all other executive officers the target bonus percentages (% of base salary) ranged from 25% to 45% of salary, the minimum percentages ranged from 13% to 20% of salary and the maximum percentages ranged from 38% to 80% of salary. If performance falls below “minimum,” no bonus is paid.
      For all executive officers except the CEO, the President/ COO, the Senior Vice President — Merchandising and the CFO, the performance goals included three basic components: (1) a “Corporate” component measured by a combination of Company net sales, pre-tax earnings and “Shareholder Value Added”; (2) a “Responsibility Area” component based on predefined goals related specifically to the functional area of the Company’s business for which the particular officer is responsible; and (3) an “Individual Evaluation” component based on a subjective year-end evaluation of the officer’s overall performance by the person to whom the officer reports. The “Shareholder Value Added” segment of the “Corporate” component is a measure of return on capital employed. The performance goals for the Senior Vice President — Merchandising and the CFO consisted of only two components: a “Corporate” component and an “Individual Evaluation” component. The performance goals for the CEO and the President/ COO consisted only of a “Corporate” component.
      The selection, weighting and sizing of the various segments and components of the incentive bonus plan were determined by the Committee based on a combination of factors including: the Committee’s belief that the “Corporate” component of the total potential bonus ought to be more heavily weighted for those who are in the position to have the greatest impact on the overall financial performance of the Company; the Committee’s belief that for officers other than the CEO, the President/ COO, the Senior Vice President — Merchandising and the CFO, the potential bonus ought to reflect, to a significant degree, achievement or lack thereof in specific functional areas for which the individual has responsibility; the Committee’s belief that some portion of the bonus (15% in all cases other than the CEO and President/ COO) ought to be based on a subjective year-end evaluation of the individual’s overall performance for the year then ended; and finally a comparison of aggregate cash compensation (base salary plus incentive bonus at “target” level) with the market data described above under “Base Salary.”

Long-Term Stock Incentives
      The Committee views stock-based compensation as an important incentive component of the Company’s overall compensation package. The Committee believes that stock-based compensation serves the important purposes of (a) aligning executive compensation with the creation of shareholder value by rewarding performance based on increases in the value of the Company’s stock and by providing executives with an ownership perspective, (b) focusing executives on long-term performance, and (c) providing a balance between short-term and long-term perspective. It also believes that stock-based compensation will assist the Company in attracting qualified employees and building long-term relationships with existing employees.
      Early in 2004, nonqualified stock options to purchase a total of 115,000 shares of the Company’s Class A Common Stock were granted to employees who were then executive officers of the Company. The options vest in equal annual installments on each of the first four anniversaries following the grant date provided the optionee is still an employee of the Company at that time. Each option was granted with an exercise price equal to the market value of the Company’s Class A Common Stock on the date of grant, thus serving to focus the optionee’s attention on managing the Company from the perspective of an owner with an equity stake in the Company.
      The size of each stock option award was based on the Committee’s belief that: (a) generally speaking the award sizes should be in proportion to an individual’s capacity, based on his or her job function and position, to affect the long-term performance of the Company; (b) the award size should be a significantly higher percentage of salary for top level executives than for other employees; and (c) award size as a percent of salary should, generally speaking, be within a range of comparability to the award sizes of other comparable companies.
      Early in 2004, the Company granted restricted stock awards totaling 120,000 shares of the Company’s Class A Common Stock to employees who were then executive officers of the Company. All of the restricted stock awards included performance targets, and some of them also included a longevity target. The 2004 segment of the performance portion of the awards relating to the Company’s 2004 financial performance was achieved, and therefore that segment of the restricted shares vested.
Chief Executive Officer Compensation
      Douglas W. Hyde was the Chairman of the Board and CEO of the Company during 2004. His total cash compensation for 2004 was $1,112,702, consisting of a $500,000 base salary and $612,702 related to compensation received under the Company’s incentive compensation program. His base salary was based partly upon market data and partly upon the Committee’s subjective evaluation of his individual skills and responsibilities. With respect to his incentive bonus opportunity (100% of base salary at “target”), the pre-determined performance goals for the CEO were based on the overall financial performance of the Company, as measured by its 2004 net sales, pretax earnings and Shareholder Value Added, because the CEO’s primary responsibility is to achieve results in these areas of overall Company performance. In addition to his cash compensation, in February of 2004 he was granted a restricted stock award covering 25,000 shares of Class A Common Stock to be potentially earned over a four year period (2004-2007) depending on the overall financial performance of the Company, and a nonqualified stock option on 25,000 shares of Class A Common Stock, the magnitude of these grants having been determined in the manner described above for executive officers of the Company.
Section 162(m)
      Under Section 162(m) of the Internal Revenue Code, a publicly-held corporation may not deduct compensation in excess of $1 million paid in a taxable year to the Chief Executive Officer or to any other executive officer whose compensation is required to be reported in the Summary Compensation Table. Qualified performance-based compensation will not be subject to the deduction limit if certain conditions are met. It is the Committee’s intent to take the steps necessary to satisfy those conditions in order to preserve the deductibility of executive compensation to the fullest extent possible consistent with its other compensation objectives and overall compensation philosophy.

Compensation Committee
Shirley A. Dawe, Chairperson
Tamara L. Heim
Phoebe A. Wood
Directors’ Compensation
      Commencing in February, 2004, each non-employee director of the Company (currently Messrs. Duback and Siegel, Ms. Dawe, Ms. Heim and Ms. Wood) is entitled to receive $1,500 for each directors meeting attended either in person or by telephone conference; $1,000 for each committee meeting attended in person but not held on the same day as a regularly scheduled Board meeting; and $800 for any committee meeting held the same day as a regularly scheduled Board meeting; plus travel expenses to and from the meeting. In addition, each outside director is entitled to receive a retainer of $2,000 per month. The Audit Committee chair is entitled to an annual retainer of $4,000 and the Compensation Committee chair is entitled to an annual retainer of $2,000. During 2004 Messrs. Duback and Siegel, Ms. Dawe, Ms. Heim and Ms. Wood received director’s fees of $29,800, $30,000, $37,433, $31,600 and $41,267, respectively. Outside directors also receive an annual option grant covering 6,000 shares of Class A Common Stock with an exercise price equal to the market value on the date of the grant.
Compensation Committee Interlocks and Insider Participation
      The Company’s Compensation Committee includes Ms. Dawe (chair), Ms. Heim and Ms. Wood. There are no Compensation Committee interlocks.

Comparison of Five-Year Cumulative Total Shareholder Return (TSR)* among OshKosh B’Gosh, Inc., the S&P Apparel, Accessories and Luxury Goods Index and the S&P Small Cap 600 Index
      Summarized below is cumulative total shareholder return data of OshKosh B’Gosh, the S&P Apparel, Accessories and Luxury Goods Index and the S&P Small Cap 600 Index.

	OshKosh	S&P Apparel	S&P Small
Date	B’Gosh	& Accessories	Cap 600

December 1999	$100.00	$100.00	$100.00
December 2000	$88.93	$111.80	$118.65
December 2001	$203.26	$119.11	$134.35
December 2002	$136.96	$101.69	$141.42
December 2003	$106.38	$141.13	$160.09
December 2004	$108.36	$173.09	$205.54

*	Total shareholder return assumes $100 invested December 31, 1999 and reinvestment of dividends on a quarterly basis.
INDEPENDENT AUDITOR
      Deloitte and Touche, LLP has been the Company’s independent registered public accounting firm since their appointment by the Company’s Board of Directors in May 2002, following the dismissal of Arthur Anderson LLP.
      The independent auditors for the Company for fiscal 2005 will be approved formally at an upcoming Audit Committee meeting scheduled in 2005.
      Representatives of Deloitte & Touche, LLP are expected to be present at the meeting and will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate shareholder questions.

OTHER MATTERS
      The Board of Directors has not been informed and is not aware that any other matters will be brought before the meeting. However, proxies may be voted with discretionary authority with respect to any other matters that may properly be presented to the meeting and any adjournment thereof.
SHAREHOLDER PROPOSALS
      Shareholder proposals must be received by the Company no later than November 17, 2005, in order to be considered for inclusion in next year’s annual meeting proxy statement. In addition, a proposal submitted outside of Rule 14a-8 will be considered untimely, and the Company may exercise the discretionary authority conferred by the proxies solicited for next year’s annual meeting to vote on any matter that may be proposed at that Annual Meeting of Shareholders, if the Company does not have notice of the matter on or before February 1, 2006.

By order of the Board of Directors

Douglas W. Hyde, Chairman
Oshkosh, Wisconsin
March 15, 2005
      A copy (without exhibits) of the Company’s Form 10-K annual report to the Securities and Exchange Commission for the fiscal year ended January 1 2005, has been provided with this Proxy Statement. The Company will provide to any shareholder, without charge, an additional copy of that Form 10-K annual report on the written request of such person directed to: Michael L. Heider, Vice President — Finance, Treasurer and Chief Financial Officer, OshKosh B’Gosh, Inc., 112 Otter Avenue, P.O. Box 300, Oshkosh, Wisconsin 54901.

Exhibit A
OSHKOSH B’GOSH, INC.
AUDIT COMMITTEE CHARTER
Audit Committee’s Membership and Qualifications
      The committee shall be appointed by the board of directors and be comprised of at least three directors, each of whom shall (1) meet the independence requirements of the NASD, the SEC, and other applicable law, (2) not have participated in the preparation of the financial statements of the company or any current subsidiary of the company at any time during the past three years, and (3) have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement. In addition, at least one member of the audit committee must be an audit committee financial expert within the meaning of the SEC’s rules, which is a person who has the following attributes: (a) an understanding of generally accepted accounting principles (GAAP) and financial statements; (b) the ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves; (c) experience in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in those activities; (d) an understanding of internal control over financial reporting; and (e) an understanding of audit committee functions. The audit committee financial expert shall have attained these attributes through: (1) education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions; (2) experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions; (3) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or (4) other relevant experience.
      Each member of the committee shall be free from any relationship which would interfere with the exercise of his or her independent judgment in carrying out his or her responsibilities as a member of the committee.
General Purposes and Powers of the Audit Committee
      The audit committee’s primary purpose is to provide assistance to the board of directors in fulfilling its responsibilities to the shareholders, the investment community and others relating to the integrity of the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, and the annual independent audit of the Company’s financial statements.
      To accomplish this purpose, it is the responsibility of the committee to maintain and foster free and open communication among the committee, the Company’s independent registered public accounting firm, the Company’s internal auditors and the management of the Company.
      The committee is empowered to appoint, compensate and oversee the work of the Company’s independent registered public accounting firm and to investigate any matter that may come to its attention with full access to all books, records and personnel of the Company and to retain independent counsel and other advisers for this purpose. The committee is also empowered to determine and provide for the payment of compensation to the Company’s independent registered public accountants and to such counsel and other advisors as the Committee deems necessary or appropriate.

Responsibilities, Processes and Duties of the Audit Committee
      In carrying out its responsibilities, the audit committee shall:

•	Review and reassess the adequacy of this charter at least annually, submit the charter to the board of directors for approval and have the charter published at least every three years in accordance with SEC regulations.

•	In its capacity as a committee of the board of directors, be directly responsible for the selection of the independent registered public accounting firm to audit the financial statements of the company and its subsidiaries.

•	In its capacity as a committee of the board of directors, be directly responsible for the selection of the independent registered public accounting firm to express an opinion on the effectiveness of the Company’s internal controls over financial reporting, and to express an opinion on management’s assessment of the effectiveness of its internal controls over financial reporting.

•	At least annually, review the independence of the independent registered public accounting firm, including its provision of permissible non-audit services and any other relationships with the Company that could impact its objectivity or independence and its compliance with all applicable audit partner rotation requirements, and present to the board of directors the audit committee’s conclusions with respect to the independence of the outside auditing firm.

•	Receive, review and discuss with representatives from the Company’s independent registered public accounting firm on an annual basis a written statement from the independent registered public accounting firm containing all matters required by Independence Standards Board Standard 1 including a delineation of all significant relationships which the independent auditors have with the Company that could impair their independence or impact their objectivity.

•	Discuss with the internal auditors and the representatives from the Company’s independent registered public accounting firm the overall scope and plans for their respective audits including the adequacy of staffing and, with respect to the independent registered public accounting firm, the annual audit fee.

•	Meet with the representatives of the independent registered public accounting firm and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including:

•	the auditor’s report of critical accounting policies and practices;

•	alternative disclosures and treatments of financial information within generally accepted accounting principles, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent registered public accounting firm; and

•	other material written communications between the independent registered public accounting firm and Company management, such as any management letter or schedule of unadjusted differences.

•	Approve in advance all permitted non-audit services provided by the independent registered public accounting firm, subject to the de minimus exceptions to pre-approval permitted for non-audit services.

•	Approve the fees to be paid to the independent registered public accounting firm for audit and non-audit services.

•	Review and discuss any disclosures in the periodic reports of the Company’s principal executive officer and principal financial officer regarding:

•	any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data, including any material weaknesses in internal controls; and

•	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

A-2

•	Review and discuss with the representatives of the Company’s independent registered public accounting firm, the Company’s internal auditor, and financial and appropriate accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, including the Company’s system to monitor and manage business risk and any legal and ethical compliance programs.

•	Review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures and management’s reports thereon.

•	Establish and maintain procedures for:

•	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

•	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Meet, at least annually, separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

•	Review and approve of all related party transactions, subject to any exceptions permitted by Nasdaq rules.

•	On a quarterly basis, prior to the Company filing required SEC Forms 10-Q or Form 10-K and prior to announcing quarterly earnings, the committee Chairperson will hold a teleconference meeting with the Company CFO and an appropriate representative of the independent registered public accounting firm, to review and discuss the financial statements reflected in such filings.

•	Review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and coordination of such plans with the independent auditors.

•	Review the financial statements contained in the Company’s Form 10-K and in its Annual Report to shareholders with management and representatives from the Company’s independent registered public accounting firm to determine that the independent registered public accounting firm is satisfied with the disclosure and content of the financial statements to be presented. Discuss any material financial or non-financial arrangements of the Company which do not appear on the Company’s financial statements. Any changes in accounting principles should be reviewed. Recommend to the board of directors whether the financial statements should be included in the Form 10-K.

•	Submit the minutes of all meetings of the audit committee to, or discuss the matters considered at each committee meeting with, the board of directors.

•	Prepare the report required by the SEC to be included in the Company’s annual proxy statement.

•	Investigate any matter brought to its attention within the scope of its duties.

A-3

OSHKOSH B’GOSH, INC.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 3, 2005

The Hilton Garden Inn Oshkosh
1355 W. 20th Avenue
Oshkosh, Wisconsin

OshKosh B’Gosh, Inc.

proxy

Revocable Proxy for Class A Common Stock

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 3, 2005.

The undersigned hereby appoints Douglas W. Hyde and David L. Omachinski, and each of them, proxies, with full power of substitution to vote all shares of Class A Common Stock the undersigned is entitled to vote at the Annual Meeting of Shareholders of OshKosh B’Gosh, Inc. (the “Company”) to be held at The Hilton Garden Inn Oshkosh, 1355 W. 20th Avenue, Oshkosh, Wisconsin on Tuesday, May 3, 2005, or at any adjournment thereof, as follows, hereby revoking any proxy previously given.

If no choice is specified, the proxy will be voted “FOR” Item 1.

See reverse for voting instructions.

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Item 1.

1. Election of directors:	01 Shirley A. Dawe	☐	Vote FOR	☐	Vote WITHHELD
	02 Robert C. Siegel		all nominees		from all nominees
(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

Receipt of the Notice and Proxy Statement relating to the meeting is hereby acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEM 1.

Address Change? Mark Box ☐
Indicate changes below:			Date

Signature(s) in Box

Please sign exactly as your name(s) appears at left. If stock is owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate.

OSHKOSH B’GOSH, INC.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 3, 2005

The Hilton Garden Inn Oshkosh
1355 W. 20th Avenue
Oshkosh, Wisconsin

OshKosh B’Gosh, Inc.

proxy

Revocable Proxy for Class B Common Stock

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 3, 2005.

The undersigned hereby appoints Douglas W. Hyde and David L. Omachinski, and each of them, proxies, with full power of substitution to vote all shares of Class B Common Stock the undersigned is entitled to vote at the Annual Meeting of Shareholders of OshKosh B’Gosh, Inc. (the “Company”) to be held at The Hilton Garden Inn Oshkosh, 1355 W. 20th Avenue, Oshkosh, Wisconsin on Tuesday, May 3, 2005, or at any adjournment thereof, as follows, hereby revoking any proxy previously given.

If no choice is specified, the proxy will be voted “FOR” Item 1.

See reverse for voting instructions.

ò Please detach here ò

The Board of Directors Recommends a Vote FOR Item 1.

1. Election of directors:	01 Douglas W. Hyde	03 Steven R. Duback	☐	Vote FOR	☐	Vote WITHHELD
	02 William F. Wyman	04 Phoebe A. Wood		all nominees		from all nominees
		05 Tamara L. Heim		(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	In their discretion to vote on such other matters as may properly come before the meeting or any adjournment thereof. Receipt of the Notice and Proxy Statement relating to the meeting is hereby acknowledged.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ITEM 1.

Address Change? Mark Box	☐	Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appears at left. If stock is owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate.